UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 5, 2015
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Shareholders' Meeting (the "Meeting") of Wal-Mart Stores, Inc. (the "Company") was held on June 5, 2015 in Fayetteville, Arkansas. As of the close of business on April 10, 2015, the record date for the Meeting, there were 3,225,503,170 shares of the Company's common stock outstanding, with each share entitled to one vote. The holders of 2,991,987,424 shares of the Company's common stock were present in person or represented by proxy at the Meeting. At the Meeting, the Company's shareholders voted on the matters set forth below.

Election of Directors
The Company's shareholders elected for one-year terms all fifteen persons nominated for election as directors as set forth in the Company's proxy statement dated April 22, 2015. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Aida M. Alvarez	2,642,539,020	124,868,085	3,073,667	221,506,652
James I. Cash, Jr.	2,614,468,267	152,868,124	3,144,381	221,506,652
Roger C. Corbett	2,713,918,481	53,424,126	3,138,165	221,506,652
Pamela J. Craig	2,644,018,729	123,359,932	3,102,111	221,506,652
Michael T. Duke	2,567,986,461	199,366,076	3,128,235	221,506,652
Timothy P. Flynn	2,687,422,999	79,912,255	3,145,518	221,506,652
Thomas W. Horton	2,691,340,301	75,945,697	3,194,774	221,506,652
Marissa A. Mayer	2,714,761,206	52,631,386	3,088,180	221,506,652
C. Douglas McMillon	2,715,252,216	52,169,533	3,059,023	221,506,652
Gregory B. Penner	2,712,672,013	54,589,141	3,219,618	221,506,652
Steven S Reinemund	2,713,680,277	53,677,780	3,122,715	221,506,652
Kevin Y. Systrom	2,716,700,238	50,641,530	3,139,004	221,506,652
Jim C. Walton	2,713,917,416	53,570,729	2,992,627	221,506,652
S. Robson Walton	2,630,932,998	136,643,871	2,903,903	221,506,652
Linda S. Wolf	2,741,429,235	23,958,632	5,092,905	221,506,652

Company Proposals
Ratification of Independent Accountants.  The Company's shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered accountants for the fiscal year ending January 31, 2016. The votes on this proposal were as follows:

For	Against	Abstain
2,977,487,181	9,628,495	4,871,748

There were no broker non-votes with respect to this proposal.

Advisory Vote on Executive Compensation. The Company's shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company's named executive officers, as described in the Company's proxy statement dated April 22, 2015. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,658,990,080	105,525,831	5,964,861	221,506,652

Stock Incentive Plan of 2015. The Company's shareholders voted upon and approved the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,735,933,437	29,909,757	4,637,578	221,506,652

Shareholder Proposals
The Company's shareholders voted upon and rejected a shareholder proposal regarding a policy regarding disclosure of recoupment of executive compensation. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
430,139,593	2,334,041,272	6,299,907	221,506,652

The Company's shareholders voted upon and rejected a shareholder proposal requesting that the Company's governing documents be amended to allow shareholders to make nominations for the Company's board of directors. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
476,145,749	2,288,116,111	6,218,912	221,506,652

The Company's shareholders voted upon and rejected a shareholder proposal requesting that the Company's board of directors set quantitative goals for reducing greenhouse gas emissions produced by the international marine shipping of products, and report on such goals. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
45,121,544	2,539,128,162	186,231,066	221,506,652

The Company's shareholders voted upon and rejected a shareholder proposal requesting an annual report from the Compensation, Nominating and Governance Committee of the Company's board of directors regarding the Company's incentive compensation programs. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
243,596,158	2,519,961,541	6,923,073	221,506,652

The Company's shareholders voted upon and rejected a shareholder proposal regarding a policy that the chairman of the Company's board of directors be independent. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
447,061,488	2,317,521,983	5,897,301	221,506,652

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 8, 2015

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

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